Appendix A has been excluded as it includes information that is not material and that the company treats as private and confidential. SEPARATION AGREEMENT AND WAIVER AND RELEASE This Separation Agreement and Waiver and Release (“Agreement”) is entered into between Rick T. Dillon (“Employee”), on one hand, and Vestis Corporation, on behalf of itself and its subsidiaries, affiliates, successors and assigns (collectively referred to hereinafter as the “Company” or “Vestis”), on the other hand. Employee and the Company are sometimes collectively referred to below as the “Parties.” WHEREAS, the Company notified Employee that, effective as of February 14, 2025 (“Separation Date”), his employment with the Company, including as Executive Vice President and Chief Financial Officer, would be terminated in all respects without “Cause” (as defined in Section 4.g.i. of the Parties’ April 2, 2024 Amended and Restated Employment Agreement (“Employment Agreement”)); and WHEREAS, the Parties intend this Agreement to constitute a full, fair, complete, final, and binding resolution of any and all existing or potential claims by Employee, existing prior to and including the Effective Date (as defined below) of this Agreement, that arise out of or relate to, or that otherwise pertain to, to Employee’s employment with and separation from the Company and/or the Employment Agreement; NOW, THEREFORE, the Parties, in consideration of the mutual promises and covenants contained herein, the legal sufficiency of which the Parties expressly recognize and acknowledge, further agree as follows: 1. Employee’s Waiver and Release of Claims. Except as specifically provided for herein, and for and in consideration of the promises, agreements, and undertakings contained in this Agreement, Employee, on behalf of himself and anyone claiming through Employee, including issues, agents, representatives, guardians, dependents, heirs, executors, administrators, attorneys, successors, and assigns (hereinafter referred to collectively as “Releasing Party”), does hereby irrevocably and forever waive, release and discharge the Company, its past, present and future parents, subsidiaries, divisions, affiliates, affiliated entities, successors, predecessors, and assigns, partners, members, officers, directors, governors, stockholders, managers, employees, attorneys, representatives and agents (hereinafter collectively referred to as the “Released Parties”), from any and all charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, disability benefits, medical and hospital expenses, actions, causes of action, suits, rights, demands, costs, losses, debits and expenses of any nature whatsoever, whether known or unknown, suspected or unsuspected, vested or contingent, and whether concealed or hidden, which Employee ever had or ever will have against any of the Released Parties by reason of any and all acts, omissions, events, transactions, circumstances or facts existing or occurring up to the date on which Employee signs this Agreement. Except as specifically provided for herein, this waiver and release includes any and all claims for backpay, front pay, bonuses, commissions, options, and any other forms of compensation or benefits, attorney’s fees, and includes all claims of discrimination, harassment or retaliation on account of all protected categories under applicable law (including whistleblower-type claims). Through this waiver and release, Employee also releases the Company and the Released Parties from all claims arising out of or related to each of the following non-exhaustive list of statutes, as amended from time to time: Title VII of the 1964 Civil Rights Act, Section 1981 of the Civil Rights Act of 1866, Exhibit 10.1

Page 2 of 14 the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Dodd-Frank Act, the Sarbanes Oxley Act, the Immigration Reform Control Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the Fair Credit Reporting Act, and all state and local statutes, ordinances, laws and regulations in the State of Georgia and the State of Wisconsin. In addition to the foregoing statutes, and for the avoidance of doubt, Employee releases the Company and each of the Released Parties from all claims arising out of or related to any other federal, state or local employment law; any other federal, state or local statute, ordinance, regulation, order or public policy; and the laws of any country. Employee also specifically releases each of the Released Parties from any claims based on public policy, contract, implied contract, misrepresentation, promissory estoppel, unjust enrichment, or other tort or common law. In addition, to the maximum extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any employment-related class action (putative or certified), collective action (putative or certified) or mass or other multiparty action or proceeding against the Company or any of the Released Parties, and Employee agrees to opt out of any such class action(s) and not to opt-in to any such collective action(s). The Parties specifically agree that the waiver and release set forth in this Section is intended to be as broad in scope as possible under applicable law, and that it also specifically includes the waiver and release of all claims arising out of or related in any way to Employee’s employment with the Company, through the Effective Date (as defined below). The only claims not included in Employee’s release are claims that, pursuant to applicable law, cannot be released, such as the right to seek unemployment benefits; and the claims excepted from the scope of this release by Section 4.f. of the Employment Agreement. Employee hereby agrees that Employee’s release is given knowingly and voluntarily, and Employee further acknowledges that: i. this release is written in a manner understood by Employee; ii. at or before the time Employee was first given a copy of this release, Employee was informed (and is hereby informed) that Employee had up to twenty-one (21) days following the date Employee received this release to consider it (although Employee could choose to execute it before twenty-one (21) days after Employee’s receipt thereof); iii. prior to executing this release, Employee had the opportunity to consider this release for up to a full twenty-one (21) days after Employee’s receipt thereof (although Employee may have chosen to execute it before twenty-one (21) days after Employee’s receipt thereof); iv. Employee agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period. v. Employee has carefully read and fully understands all of the provisions of this release, including the rights Employee is waiving and the terms and consequences of Employee’s execution of this release;

Page 3 of 14 vi. Employee has not waived any rights arising after the date of this release; vii. Employee has received valuable consideration in exchange for the release in addition to amounts Employee is already entitled to receive; viii. Employee knowingly, voluntarily and in good faith agrees to all of the terms set forth in this release; ix. Employee knowingly, voluntarily and in good faith intends to be legally bound by this release and to waive the rights identified herein; x. Employee has been advised (and hereby is advised) to consult with an attorney prior to executing this release; and xi. prior to executing this release, Employee was informed (and hereby is informed) in writing that: (i) Employee has seven (7) days following the date on which Employee executes this release in which to revoke this release, (ii) this release will become effective, enforceable and irrevocable on the eighth day (the “Effective Date”) after Employee executes this release, unless the Company receives Employee’s written revocation on or before the close of business on the seventh day after Employee executes this release, and (iii) if Employee revokes this release, it will not become effective or enforceable, and Employee will not receive any of the consideration set forth in the Agreement. Employee’s written revocation of this release, in order to be effective, must be sent via email and overnight mail, with signature on delivery required, and addressed to: Angie Kervin EVP & Chief Human Resources Officer Vestis Corporation 1035 Alpharetta Street, Suite 2100 Roswell, GA 30075 2. Payment of Accrued Amounts. Employee acknowledges and represents that, subject to the terms and conditions of the Employment Agreement, Employee will be paid, no later than 30 days after the Separation Date, a lump sum that is equal to the “Accrued Amounts,” as defined in Section 4.a.i. through 4.a.iv. of the Employment Agreement. Other than the Accrued Amounts, and except as specifically set forth in this Agreement, Employee acknowledges and agrees that the Company has fully paid or provided Employee all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, and all other forms of compensation due to Employee. Employee also specifically represents that Employee is not owed any further sum by way of reimbursement from the Company. 3. No Repayment of Relocation Expenses to the Company. Company acknowledges that no repayment of any relocation expense paid or reimbursed by the Company on behalf of the Employee in connection with the Employee’s relocation to the Atlanta area upon joining the Company is required by the Employee given that the separation from the Company is without

Page 4 of 14 “Cause” and the Employee has completed more than two years of service after the transfer date under the terms of the Aramark Relocation Payback Agreement that was executed by the Employee upon joining the Company. 4. Severance Payments. In consideration for Employee’s promises and covenants in this Agreement, including Employee’s execution and non-revocation of this Agreement, as specified in Section 4.f. of the Employment Agreement, the Company will pay Employee each of the following amount pursuant to Section 4.d. of the Employment Agreement: a. Payments equal to the gross amount of one million and eighty-one thousand and five hundred dollars ($1,081,500) (“Severance Payments”). The Severance Payments represent the amount of Employee’s Base Salary and Target Bonus in effect immediately prior to the Separation Date. The Company will make the Severance Payments in accordance with the Company’s normal payroll practices ratably over the 12-month period following the Payment Commencement Date (as defined in Section 4.d.ii. of the Employment Agreement); b. A lump sum payment in the gross amount of the Pro-Rata Annual Bonus (as defined in Section 4.c.ii. of the Employment Agreement), if earned. The Company will pay Employee the Pro-Rata Annual Bonus in December 2025, at the same time as annual bonuses are payable to similarly-situated executives of the Company who have not been terminated; c. Payments equal to the gross amount of twenty three thousand seven hundred and twelve dollars ($23,712), which will be paid ratably over a 12-month period, in accordance with the Company’s normal payroll practices, representing the equivalent cost of the applicable monthly premium to continue the group medical, dental and vision benefits (the “Benefit Payment”) in the amount of nineteen hundred and seventy six dollars ($1,976) per month, beginning on the Payment Commencement Date; d. Payments equal to the gross amount of thirteen thousand and two hundred dollars ($13,200), which will be paid ratably over a 12-month period, in accordance with the Company’s normal payroll practices, for the continuing payments of Employee’s monthly car allowance of eleven hundred dollars ($1,100), with the first such payment beginning on the Payment Commencement Date; e. Reimbursement payments for outplacement services, if any, performed by a recognized outplacement services firm selected by Employee. Any such outplacement services will be eligible for reimbursement only if Employee utilizes the services between the Separation Date and the earlier of (a) February 13, 2026, or (b) the date on which Employee obtains employment with a new employer. Further, all such expenses for outplacement services much be supported by sufficient documentation, and the maximum gross amount of reimbursement payments to which Employee shall be eligible for

Page 5 of 14 any outplacement-related services is sixty-one thousand and eight hundred dollars ($61,800). Any reimbursement payments to Employee for outplacement services will begin on the Payment Commencement Date. f. The Company, in its sole discretion, may choose to begin making the payments in subsections 4.a. and 4.c, through 4.e. above sooner than the Payment Commencement Date in order to align the payments with the Company’s normal payroll practices (in which event such date shall be deemed the Payment Commencement Date); and g. The Company shall withhold from any amounts payable under this Agreement any amounts necessary for the Company to satisfy any required withholding or other tax obligations it may have under applicable law. 5. Equity. Each outstanding equity or equity-based award under the Vestis Corporation Long-Term Incentive Plan (the “Long-Term Incentive Plan”) held by Employee as of the Separation Date that is not otherwise vested (and, if applicable, exercisable) as of the Separation Date (each such award is referred to herein as an “Unvested Equity Award”), is set forth on Appendix A hereto, which Appendix A is incorporated into and forms a part of this Agreement. Employee shall be entitled to the “Pro-Rated Vested Equity Awards” which shall mean, with respect to any Unvested Equity Award, that number of Company shares subject to the Unvested Equity Award as of the Separation Date that would otherwise have become vested (and, if applicable, exercisable) as of the next scheduled vesting date had the Separation Date not occurred, pro-rated based on the number days in the vesting period elapsed prior to the Separation Date over the total number of days in the vesting period in which the Separation Date occurs. Subject to the following sentence, the total number of vested shares with respect to an applicable Unvested Equity Award is set forth in Appendix A. Notwithstanding the foregoing, any performance-based Unvested Equity Award shall continue to be subject to the satisfaction of any performance conditions otherwise applicable to such award and the pro-rata number of shares that shall actually become vested (and, if applicable, exercisable) shall be determined at the end of the applicable performance period after first taking into account the level of satisfaction of the applicable performance conditions for the applicable performance period. All Pro-Rated Vested Equity Awards to which Employee is entitled shall be paid and settled in accordance with the applicable award agreement evidencing such award. As provided under the terms of the applicable non-qualified stock option award agreement, all vested and unexercised stock options (including any stock options that become vested under the provisions of the “Pro-Rated Vested Equity Awards”) shall remain exercisable for a period of 90 days following the Separation Date. 6. No Pending Lawsuits and Covenant Not to Sue. (a) Employee hereby represents that Employee has not filed any state, federal or other lawsuits against the Company or any of the Released Parties for any claims existing as of the date on which Employee executes this Agreement, and further agrees that after Employee executes this Agreement, Employee will not file any lawsuits against the Company or any of the Released Parties for claims existing prior to or as of the date on which Employee executes this Agreement with respect to the claims released in this Agreement. Employee also represents that Employee, prior to executing this Agreement, has not filed any administrative or agency Charges

Page 6 of 14 of any kind, including but not limited to any Charges with the Equal Employment Opportunity Commission (“EEOC”) or any other federal or state or local agencies, arising out of or related to his former employment with the Company. (b) Employee has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or claim against any of the Released Parties which will be released by Employee pursuant to this Agreement, and (c) Employee has not directly or indirectly assisted any third party in filing, causing or assisting to be filed, any claim against any of the Released Parties. 7. Non-Admission and Inadmissibility. The Parties mutually understand and agree that this Agreement does not constitute an admission of fault, wrongdoing, responsibility, or liability on the part of the Company or any of the Released Parties, or Employee. Further, this Agreement is entered into solely to resolve fully all matters arising out of or related to Employee’s employment with the Company. The terms, execution and implementation of this Agreement are each not intended to and may not be used as evidence and shall not be admissible in any proceeding except one alleging a breach of this Agreement. 8. Tax Treatment. Employee agrees that Employee will assume all responsibility for, and shall protect, indemnify, defend and hold harmless, the Company and the other Released Parties from and against any and all claims, losses, damages, expenses, including but not limited to attorneys’ fees, costs, disbursements, interest, penalties, litigation expenses and costs of collection, resulting from any liability or claim of liability for any amounts assessed by or due to any federal, state or local government or agency thereof, including but not limited to, federal, state and local withholding taxes and Social Security taxes, with respect to any failure by Employee to report payments made by the Company pursuant to any of the Company’s plans. 9. No Defamatory Remarks. Subject to the “Protected Rights” section of this Agreement and to the maximum extent permitted by applicable law, Employee agrees and covenants that Employee will not at any time knowingly make, publish or communicate to any person or entity or in any public forum any untrue or defamatory remarks, comments or statements concerning the Company. Nothing in this section or in any other section of this Agreement shall be interpreted to limit Employee’s ability to report, communicate directly with and provide truthful statements, testimony, information and/or non-privileged documents to any federal, state or local governmental agency or commission, or administrative or judicial body, regarding possible legal violations, or in response to valid compulsory legal process or as otherwise required by law. This Agreement is also not intended to restrict or impede Employee from exercising protected rights to the extent that such rights cannot be waived by agreement, or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed what is required by the law, regulation or order. Employee shall promptly provide written notice of any such order to the Company. 10. Intellectual Property and Confidential and Privileged Information: Employee confirms that Employee will continue to comply with all confidentiality and trade secrets agreements that apply to confidential information and trade secrets of the Company and the

Page 7 of 14 Released Parties, even after the Separation Date. In order to protect Company’s intellectual property, confidential information, trade secrets, privileged information and materials, work product and other proprietary interests, Employee agrees as follows: (a) Employee will not, without Company’s prior written permission, directly or indirectly, use or disclose to anyone outside of Company, proprietary, confidential, or trade secret (including information protected by the work product doctrine) information of Company to which he had access during Employee’s employment with the Company. (b) Employee agrees that, subject only to the exceptions stated herein, all tangible materials (whether originals or duplicates or stored electronically), in Employee’s possession or control which are covered by subsection (a) of this Section and which were provided to Employee by the Company or which were or are prepared, compiled or acquired by Employee while employed by the Company are and will remain the sole property of the Company. Employee agrees to immediately deliver all such materials to the Company and will not retain any originals or copies of such materials (in any form, whether tangible, electronic, or otherwise), except to the extent such materials are permitted by law to be provided by employees to any governmental agency or regulatory authority. (c) As provided by the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), notwithstanding any other provision of this Agreement, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of an employer’s trade secrets, so long as the disclosure is made: (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; and/or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal or otherwise pursuant to court order. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. 11. Additional Representations, Covenants and Acknowledgments. a. Employee agrees that prior to executing this Agreement, he resigned as a member of the Board(s) of Directors of any member(s) of the “Company Group” (as that phrase is defined in the Employment Agreement). b. Employee acknowledges and hereby re-affirms that, following the Separation Date, he remains obliged to comply with all aspects of Sections 5.a and 5.b. of the Employment Agreement. c. Employee specifically agrees that the Restrictive Covenant Agreement (“RCA”) attached as Exhibit A to the Employment Agreement, and all related provisions of the Employment Agreement, including Section 4.h., remain in full force and effect following the Separation Date. For the avoidance of doubt, the Company reserves all of its rights and potential

Page 8 of 14 remedies under the RCA, the Employment Agreement and applicable statutes and common law in the event of any threatened or actual breach(es) by Employee of the RCA or the Employment Agreement. d. Employee represents that he has no knowledge of any fraud or other violation of the Company’s Business Conduct Policy that has not been disclosed to the Board of Directors or Chief Executive Officer of the Company. 12. Knowing and Voluntary Entry. Employee acknowledges and agrees: (i) Employee fully understands his right to discuss all aspects of this Agreement with his attorney; (ii) the Company has encouraged Employee to consult with an attorney of Employee’s choice; (iii) Employee has discussed this Agreement with Employee’s attorney before deciding whether to sign it; (iv) Employee has carefully read and fully understands the terms of this Agreement; and (v) if Employee executes this Agreement, he does so knowingly, voluntarily, in good faith, and not as a result of any duress or coercion by any person or entity. 13. Protected Rights. Nothing in this Agreement shall be interpreted to: (a) prevent Employee from communicating with, filing a charge or complaint with, providing documents or information voluntarily or in response to a subpoena or other information request to, or from participating in an investigation or proceeding conducted by the EEOC, National Labor Relations Board (“NLRB”), Securities and Exchange Commission (“SEC”), Occupational Safety and Health Administration (“OSHA”), Department of Labor (“DOL”), law enforcement, or any other federal, state, or local agency charged with the enforcement of any laws, or from responding to a subpoena or discovery request in court litigation or arbitration, but Employee agrees, to the maximum extent permitted by applicable law and except as otherwise set forth in this Agreement, that the only compensation to which Employee is entitled if Employee or anyone acting on Employee’s behalf pursues any such charge(s) or claim(s) is the compensation set forth in this Agreement, except with respect to any monetary recovery under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002. Further, this Agreement is not intended to and does not restrict Employee from seeking or obtaining an SEC whistleblower award; (b) limit Employee’s right to give truthful testimony in a court of competent jurisdiction, in an administrative or arbitrator proceeding, or to a government agency, or when required to do so by a subpoena, court order, law, or administrative regulation (including depositions in connection with such proceedings); (c) limit Employee’s right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged discrimination, harassment, or retaliation by the Company or its agents or employees when required or requested by a court order, subpoena, or written request from an administrative agency or the legislature; (d) prevent Employee from filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or any other public benefits;

Page 9 of 14 (e) prevent Employee from reporting any allegations of unlawful conduct, including alleged criminal conduct or unlawful discrimination, harassment, or retaliation, to any government agencies; or (f) require Employee to seek prior authorization from the Company to provide testimony, participation, reports or disclosures, or to notify the Company that Employee has made any such reports or disclosures, or provided such testimony or other participation. 14. Governing Law and Forum. This Agreement is expressly made subject to the provisions of the applicable federal, state and local laws, rules, regulations, and judicial decisions of the United States of America and the State of Georgia, without regard to its conflicts of law principles. Any dispute pertaining to, arising out of or related to this Agreement or Employee’s former employment with the Company shall be brought exclusively in, and the parties agree irrevocably to subject themselves exclusively to the personal jurisdiction of, the state and federal courts located in the State of Georgia. The Parties also incorporate the provisions of Section 14.b. of the Employment Agreement as if they were fully set forth in this Agreement. 15. Severability. If any provision of this Agreement shall be found by a court to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify the Agreement so that, once modified, the Agreement will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement. Notwithstanding the foregoing, if Section 1 of this Agreement or any portion thereof is held to be invalid, void or unenforceable by a court of competent jurisdiction or by an administrative agency for any reason whatsoever as a result of actions or inactions by Employee or anyone acting on Employee’s behalf, the Company shall have the right to immediately cease making any further payments under this Agreement, and to require repayment by Employee of any payments already made under this Agreement, to the extent permitted by applicable law. 16. Waiver. A waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver or estoppel of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by an authorized officer of the Company. 17. Integration and Amendments. This Agreement and the Employment Agreement and RCA constitute the entire agreement between the parties with regard to the subject matters described herein, except that this Agreement controls in the event of an inconsistency between the terms of this Agreement and either the Employment Agreement or RCA. Without limiting the foregoing, Employee acknowledges and agrees that Employee and any compensation paid to

Page 10 of 14 employee shall be subject to the Company’s clawback and recoupment policies in effect from time to time. The parties agree and intend that this Agreement supersedes all prior agreements, discussions, negotiations, understandings and proposals of the parties, whether oral or written, except as specifically set forth in this Agreement. No modification, amendment or termination of this Agreement will be binding unless it is in writing and signed by Employee and an authorized representative of the Company. 18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Employee and the Company and each of their respective heirs, executors, successors, assigns, agents and representatives. 19. Assignment. Employee warrants and represents that, prior to and including the date on which Employee signs this Agreement, no claim, demand, cause of action, or obligation which is subject to this Agreement has been assigned or transferred to any other person or entity, and no other person or entity has or has had any interest in any such claims, demands, causes of action or obligations, and that Employee has the sole right to execute this Agreement on Employee’s own behalf. Employee shall not assign this Agreement, or any of Employee’s rights or obligations under this Agreement, without the prior written consent of an authorized representative of the Company. Any purported assignment by Employee in violation of this section shall be null and void. The Company may assign this Agreement without Employee’s consent and without prior notice to Employee, and the rights of the Company under this Agreement shall inure to the benefit of the Company’s successors and assigns. 20. Future Assistance. For a two-year period following the Separation Date, Employee agrees, if requested in writing by the Company, to provide the Company and its subsidiaries, Aramark and its subsidiaries and/or any of its or their parents, successors, assigns, directors, officers, members, authorized agents or attorneys his reasonable cooperation and assistance in connection with any and all questions, facts or events occurring during Employee’s employment or arising out of or related to such employment. This cooperation and assistance includes, but is not limited to, consultation regarding mergers and acquisitions, strategy matters, vendor and customer relations, and occasional employee matters. Employee will make himself available in connection with any claims, disputes, negotiations, investigations, lawsuits, or administrative proceedings involving the Company, upon the Company’s request and without the necessity of subpoena, to provide information or documents, provide truthful declarations or information to the Company, meet with attorneys or other representatives of the Company, prepare for and give depositions or testimony, and/or otherwise cooperate in the investigation, defense or prosecution of any or all such matters. The Company agrees to reimburse Employee for reasonable out-of- pocket expenses incurred by Employee in providing the services described in this Paragraph. Other than for such reasonable out-of-pocket expenses, the parties agree that the only compensation to which Employee shall be entitled for the assistance required under this paragraph shall be the specific payments set forth in this Agreement. 21. Return of Company Materials. Employee represents that prior to executing this Agreement he returned all Company property within his possession, custody or control, including all documents, manuals, computers, computer programs, discs, drives, customer lists, notebooks, reports and other written or graphic materials, including all copies thereof, relating in any way to the Company’s business and prepared by Employee or obtained by Employee from the Company,

Page 11 of 14 its affiliates, clients or its suppliers during the course of Employee’s employment with the Company, with all data intact. Further, to the extent that Employee made use of Employee’s own personal computing devices (e.g., phone, laptop, thumb drive, etc.) during Employee’s employment with the Company, subject to any applicable litigation hold directive that Employee received (or receives) and that remains in effect, Employee agrees to: (i) deliver such personal computing devices to the Company for review and permit the Company to delete all Company property and information from such personal computing devices; and/or (ii) allow the Company to remotely delete all Company property and information from such personal computing devices. 22. Attorneys’ Fees. If Employee breaches any terms of this Agreement, the Employment Agreement and/or the RCA, the Company shall be entitled to recover from Employee its reasonable attorney fees’ and costs arising out of or related to any proceedings in which the Company alleges any such breach(es). 23. Expiration of Offer. Unless an authorized representative of the Company otherwise provides in writing, this Agreement shall automatically expire and be rescinded immediately if this Agreement is not executed by Employee and delivered to the Company no later than 21 days after Employee first received this Agreement. 24. Section 409A Compliance. The payments due under this Agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments of “nonqualified deferred compensation” provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. To the extent Section 409A applies, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments of “nonqualified deferred compensation” to be made under this Agreement by reason of a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this letter comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A. 25. No Construction Presumptions. Employee and the Company have had the opportunity to obtain the advice of legal counsel and to have their respective counsel review and comment on the terms of this Agreement. Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party. This Agreement shall be construed as if the Parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against one party and in favor of the other. 26. Third Party Beneficiaries. Each of the Released Parties is an intended third party beneficiary of this Agreement.

Page 12 of 14 27. Section Headings; Use of Including. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning of this Agreement. The use of the terms “include” or “including” shall be deemed to be followed by “without limitation”. 28. Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all counterparts so executed shall constitute one agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart. This Agreement may be executed either by original, PDF or facsimile, any of which shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. If Employee signs this Agreement fewer than 21 days after he receives it from the Company, Employee confirms that he does so voluntarily and without any pressure or coercion from anyone at the Company. [Remainder of page intentionally left blank; signatures follow on next page.]

Page 13 of 14 WHEREFORE, the Parties hereto have affixed their signatures below. The undersigned Employee has read the foregoing Separation Agreement and Waiver and Release, and attests that Employee has had the opportunity to consult with legal counsel of Employee’s own choosing before deciding whether to sign below, and that Employee fully understands and accepts the provisions of this Agreement in their entirety and without reservation. Signature: /s/ Rick T. Dillon Printed Name: Rick T. Dillon Date: February 18, 2025 VESTIS CORPORATION: By: /s/ Angie Kervin Title: EVP – Chief Human Resources Officer Date: February 20, 2025

Page 14 of 14 APPENDIX A PRO-RATED VESTED EQUITY AWARDS FOR RICK T. DILLON EFFECTIVE ON THE SEPARATION DATE [The contents of this Appendix “A” have been excluded. The redacted information is not material and is treated by the company as private and confidential]